EXHIBIT 10.20

                 WAUSAU-MOSINEE PAPER CORPORATION
                   INCENTIVE COMPENSATION PLANS
                                FOR
                        EXECUTIVE OFFICERS
                              (1998)


     Mr. Olvey's bonus opportunity for 1998 ranges from 0% of base salary if 1998 earnings per share are at or below $1.02 to 100% if the 1998 earnings per share are at least $1.51 per share. Earnings per share will be adjusted for accruals on SARs, bonus expense and extraordinary items.

     Messrs. Peterson and Baker each have a bonus opportunity equal to 75% of their base salary based upon the same $1.02 to $1.51 range of earnings per share and will also be entitled to a maximum bonus of 25% of base salary upon satisfaction of individual performance objectives established at the beginning of the year by the President and CEO. Messrs. Urbanek and McDonald each have a bonus opportunity equal to 60% of their base salary based upon the same $1.02 to $1.51 range of earnings per share and will also be entitled to a maximum bonus of 20% of base salary upon satisfaction of individual performance objectives established at the beginning of the year by the President and CEO. Mr. Schmidt has a bonus opportunity equal to 50% of his base salary based upon the same $1.02 to $1.51 range of earnings per share and will also be entitled to a maximum bonus of 17% of base salary upon satisfaction of individual performance objectives established at the beginning of the year by the President and CEO.

     Mr. Carlson will participate in an incentive compensation plan under which 75% of his bonus will be based on the operating profits of the Specialty Papers Group, 25% on satisfaction of individual performance objectives established at the beginning of the year by the President and CEO.

     Mr. Howatt will participate in an incentive compensation plan under which 75% of his bonus will be based on the operating profits of the Printing and Writing Group, 25% on satisfaction of individual performance objectives established at the beginning of the year by the President and CEO.

     Mr. Canavara will participate in an incentive compensation plan under which 75% of his bonus will be based on operating profits at the Towel and Tissue Group, 25% on satisfaction of individual performance objectives established at the beginning of the year by the President and CEO.